Cleary Pernard Richard SC-13DA

Exhibit 99.2

Schedule 1

CONTROL PERSONS AND EXECUTIVE OFFICERS OF REPORTING PERSONS

The name, business address, country of citizenship, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, of each of the executive officers and other control persons of the Reporting Persons are set forth below:

Pernod Ricard S.A.

Name and Business Address	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Name, Principal Business and Address of Organization in which Principal Occupation is Conducted

Alexandre Bernard Cyrus Ricard	French	Chairman & Chief Executive Officer	Chairman & Chief Executive Officer	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Hélène de Tissot	French	EVP, Finance & IT	EVP, Finance & IT	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Maria Pia de Caro	Belgian and Italian	EVP, Integrated Operations & S&R	EVP, Integrated Operations & S&R	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Anne-Marie Poliquin	Canadian and French	EVP, Legal and Compliance	EVP, Legal and Compliance	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Cédric Ramat	French	EVP, Human Resources	EVP, Human Resources	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Conor McQuaid	Irish	Chairman & CEO Pernod Ricard USA	Chairman & CEO Pernod Ricard USA	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Gilles Bogaert	French	EVP, Global Markets	EVP, Global Markets	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Philippe Guettat	French	EVP, Global Brands	EVP, Global Brands	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Brice Thommen	Swiss	Director representing the employees	Digital Transformation Project Manager	Pernod Ricard France, 10, place de la Joliette, 13002 Marseille, France

Carla Machado Leite	Portuguese	Director representing the employees	International Sales Manager	Pernod Ricard Portugal, Quinta da Fonte - Edif. D. Diniz Rua dos Malhões, 2-3°, 2770-071 Paço de Arcos, Portugal

Patricia Ricard Giron	French	Permanent Representative of Société Paul Ricard, member of the Board of Directors	Chairman of the board of directors of the Institut Océanographique Paul Ricard	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Name and Business Address	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Name, Principal Business and Address of Organization in which Principal Occupation is Conducted

Patricia Barbizet	French	Lead Independent Director	Director	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Virginie Fauvel	French	Independent Director	Chief Executive Officer of Harvest SAS	Harvest, 5, rue de la Baume, 75008 Paris, France

César Giron	French	Director	Chairman & CEO of Martell Mumm Perrier-Jouët	Martell Mumm Perrier-Jouët, 5 cours Paul Ricard, 75008 Paris, France

Max Koeune	Luxembourg	Independent Director	CEO & Director ofMcCain Foods Limited	439 King Street West 5th Floor – Toronto CA – Ontario M5V 1K4 (Canada)

Ian Luc Henri Jean Gallienne	French	Director	Chief Executive Officer of Groupe Bruxelles Lambert	Groupe Bruxelles Lambert 24 Avenue Marnix BE 1000 Brussels, Belgium

Philippe Petitcolin	French	Independent Director	Chairman of KNDS	Nexter, 13, route de la Minière, 78034 Versailles, France

Veronica Vargas	Spanish	Director	Permanent representative of Rigivar SL	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Kory Sorenson	British	Independent Director	Director and Chair of the Audit Committee of SGS SA	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Anne Lange	French	Independent Director	Director of Orange and Peugeot Invest	Pernod Ricard, 5 cours Paul Ricard, 75008 Paris, France

Namita Shah	Indian	Independent Director	Member of the Executive Committee of TotalEnergies, Chairwoman of the TotalEnergies Corporate Foundation SE	TotalEnergies SE, 2, place Jean Millier, 92078 Paris La Défense, France

CUSIP No. 48138M105	Schedule 13D	Page 10 of 10

Pernod Ricard Deutschland GmbH

Name and Business Address	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Name, Principal Business and Address of Organization in which Principal Occupation is Conducted

Julien Hemard	France	Managing Director (Geschäftsführer)	Managing Director / CEO	Pernod Ricard Deutschland GmbH, Habsburgerring 2, 50674 Cologne, Germany

Joëlle Ferran	France	Managing Director (Geschäftsführer)	Chief Financial Officer	Pernod Ricard Deutschland GmbH, Habsburgerring 2, 50674 Cologne, Germany

Benjamin Franke	Germany	Officer with Statutory Authority (Prokurist)	Marketing Director	Pernod Ricard Deutschland GmbH, Habsburgerring 2, 50674 Cologne, Germany

Mario Richertzhagen	Germany	Officer with Statutory Authority (Prokurist)	HR Director	Pernod Ricard Deutschland GmbH, Habsburgerring 2, 50674 Cologne, Germany

Wolf Geiling-Ramus	Germany	Officer with Statutory Authority (Prokurist)	Head of Key Account	Pernod Ricard Deutschland GmbH, Habsburgerring 2, 50674 Cologne, Germany